EXHIBIT 99.a5i


TERM INSURANCE RIDER (TIR)

This rider is a part of the base policy whose number is shown below. If not shown below, the Rider Data is shown on the Policy Data Page.

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RIDER DATA

BASE POLICY NUMBER

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DEFINITIONS

THE INSURED

The person insured under the base policy and this rider as shown on the Policy Data Page.

YOU, YOUR

The owner of the base policy as shown on the Policy Data Page.

WE, US, OUR

ReliaStar Life Insurance Company at our Home Office in Minneapolis, Minnesota.

WRITTEN, IN WRITING

A written request or notice, signed and dated, and received at our Home Office in a form we accept. You may get forms for this purpose from us.

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BENEFITS

When we have written proof that the insured died while this rider was in force, we will pay the TIR Face Amount then in force as shown on the Policy Data Page.

While the insured is living, you may choose to have the proceeds applied under any base policy settlement option. After the insured dies, a beneficiary may choose a different settlement option, if we agree, and if you have not previously restricted the beneficiary's right to do so by written notice to us.

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BENEFICIARY

The beneficiary of the proceeds of this rider is the beneficiary of the proceeds of the base policy.

When you name, add, or change a beneficiary of the base policy the change will also apply to this rider. If you assign the benefits of this rider as collateral for a debt, this limits the beneficiary's rights to the proceeds.

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COST OF INSURANCE AND MONTHLY AMOUNT CHARGES

The total monthly deduction for this rider equals the sum of 1 plus 2 where:

1.
Is the TIR Monthly Amount Charge per $1,000 (as shown on the Policy Data Page) multiplied by the TIR Face Amount divided by 1000. This charge applies during the term shown on the Policy Data Page; and

2.
Is the TIR Face Amount times the monthly cost of insurance rate described below.


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[LOGO] RELIASTAR

RELIASTAR LIFE INSURANCE COMPANY

Box 20
Minneapolis
Minnesota 55440


Executed at our Home Office

John H. Flittie           President

/s/ John H. Flittie
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Susan M. Bergen           Secretary

/s/ Susan M. Bergen
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COST OF INSURANCE RATES

The monthly cost of insurance rate is based on the insured's sex, issue age, and premium class as shown on the Policy Data Page, and the policy year of the rider. Issue age means age last birthday on the Rider Effective Date. Policy years of the rider are measured from the Rider Effective Date. We will determine monthly cost of insurance rates based upon expectations as to future cost factors for this rider. Any change in cost of insurance rates for this rider will apply to all in the same insurance class.

Except for Face Amounts in a rated premium class the cost of insurance rates can never be greater than the rates shown in the Table of Monthly Guaranteed Cost of Insurance Rates shown on the Policy Data Page. For those in a rated premium class, the cost of insurance rates are calculated by multiplying the rates shown in the Table of Monthly Guaranteed Cost of Insurance Rates by the Premium Class Rating Factor shown on the Policy Data Page. The rates may also be increased by any extra cost of insurance rates shown on the Policy Data Page.

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PAYING PROCEEDS

We pay proceeds in the following order:

1.
Collateral assignees, if any, have first priority;

2.
The beneficiary, if any, receives any proceeds that remain. If there is more than one beneficiary, each receives an equal share, unless you have requested another method in writing. To receive proceeds, a beneficiary must be living on the 10th day after the death of the person insured under this rider; then;

3.
If there are no beneficiaries, you receive any proceeds that remain.

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TRANSFER OPTION

Upon request, you may transfer the insurance provided by this rider to the base insurance policy without proof of insurability under the following conditions:

1.
While the Insured is alive;

2.
Before the Insured reaches Age 100;

3.
While the base policy is in force;

4.
While this rider is in force;

5.
After the tenth policy year from the Rider Effective Date; and

6.
If the Death Benefit of the base policy is equal to the Accumulation Value multiplied by Corridor Percentage.


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TERMINATION

This rider ends:

1.
On the Rider Expiry Date shown on the Policy Data Page;

2.
If the Transfer Option of this rider is elected;

3.
If the base policy is surrendered or ends;

4.
If you ask us in writing to end this rider. In this case, we may ask that you return the policy and this rider so that we can endorse them. This rider will end on the first Monthly Anniversary Date after we receive your written request to end this rider; or

5.
When the base policy is in force as paid-up insurance.

After this rider ends, we are not liable for its benefits, even if we have included the cost of insurance and monthly amount charges for this rider in the total monthly deduction for the base policy. We will refund any such amounts that we deduct after this rider ends.

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REINSTATEMENT

If the base policy lapses, this rider will also lapse. You can reinstate this rider if:

1.
This rider was in effect when the base policy lapsed;

2.
The Rider Expiry Date has not occurred; and

3.
You reinstate the base policy.

To reinstate this rider, you must do both of the following:

1.
Give us proof of your insurability; and

2.
Pay a premium large enough to keep the base policy and this rider in force for at least 6 months.

The base policy may be reinstated without this rider, in which case proof and payment for this rider are not needed.

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AGE AND SEX

If the insured's age or sex is misstated, the Death Benefit will be the amount that the most recent cost of insurance would purchase using the current cost of insurance rates for the correct age and sex.

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SUICIDE

The Suicide provision of the base policy applies to this rider from the Rider Effective Date in the same way that it applies to the base policy from the base policy's Issue Date.

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INCONTESTABILITY

If you apply for this rider with the base policy, the Incontestable provision of the base policy applies to this rider from the Rider Effective Date. If you apply for this rider after the base policy has been issued, the Incontestable provision of the base policy applies to this rider from the Rider Effective Date, with respect to statements made in the rider application. During this 2-year period, we may ask for information that could lead to our contesting this rider or refusing to pay its benefits.

After this rider has been in force for 2 years from the Rider Effective Date, we cannot claim this rider is void or refuse to pay any benefits with respect to the TIR Face Amount, unless this rider has lapsed for nonpayment of premiums. If this rider is reinstated, this provision will be measured from the reinstatement date with respect to statements made in the application for reinstatement.

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GENERAL PROVISIONS

This rider does not increase any cash or loan values of the base policy.

All base policy provisions apply to this rider, unless changed by this rider.


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